UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2011

LHC Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33989	71-0918189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 West Pinhook Rd., Suite A, Lafayette, LA	70503
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (337) 233-1307

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(A) Settlement Agreement with the United States

On September 29, 2011, LHC Group, Inc. ("LHC" or the "Company") entered into a settlement agreement, described below (the “Settlement Agreement”), which will resolve the pending inquiry of the Civil Division of the United States Department of Justice (the "Civil Division") and the United States Attorneys' Office for the Western District of Louisiana (the "USAO Louisiana"). The Settlement Agreement, a copy of which is attached as Exhibit 10.1 hereto, is related to a qui tam complaint filed by a relator against LHC under the whistleblower provisions of the False Claims Act, 31 U.S.C. sections 3729-3733.

The Settlement Agreement is with (a) the United States, including signatories from the Civil Division, the Office of Inspector General of the Department of Health and Human Services ("OIG-HHS"), the Office of Personnel Management (“OPM”) and the civil division of the USAO Louisiana and (b) the relator.  Pursuant to the Settlement Agreement, LHC will pay the United States $65 million (the “Settlement Amount”) in a single lump sum payment to be paid within seven days following the effective date of the Settlement Agreement.

In exchange for the payment of the Settlement Amount, the United States and the relator agree to release LHC from any civil or administrative monetary claim under the False Claims Act and certain other legal theories for certain covered conduct.  The released covered conduct, which is more fully described in the Settlement Agreement, includes claims involving home health services rendered by LHC from 2006 to 2008 with regard to whether such home health services were either not medically necessary or were delivered to patients who were not homebound.  In consideration of the obligations in the Settlement Agreement and the Corporate Integrity Agreement (as more fully described in Item 1.01(B) below), OIG-HHS also agrees to release and refrain from instituting, directing or maintaining any administrative action seeking to exclude LHC from Medicare, Medicaid and other federal health care programs with respect to the covered conduct described above.

In connection with the Settlement Agreement, the United States will file a motion to dismiss the litigation. The Civil Division did not find that all aspects of the relator’s complaint deserved intervention, including homebound and medical necessity claims for 2005 and coding related claims for 2005 through 2008. The Company has reached an agreement in principle to settle these non-intervened claims for $1.0 million with the relator and the Civil Division.  Upon final approval of this agreement in principle, LHC expects to enter into a settlement agreement with regard to these non-intervened claims.

 (B) Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services

On September 29, 2011, LHC entered into a Corporate Integrity Agreement (the "Corporate Integrity Agreement") with the OIG-HHS. The Corporate Integrity Agreement concludes the above desrcibed matters relating to the Company under review by OIG-HHS.

The Corporate Integrity Agreement formalizes various aspects of the Company's already existing ethics and compliance programs and contains other requirements designed to help ensure LHC’s ongoing compliance with federal health care program requirements. The terms of the Corporate Integrity Agreement include:

Organizational Requirements. LHC must continue to retain a Chief Compliance Officer (the "CCO") responsible for the Company's compliance policies, procedures, and practices, and for monitoring day-to-day compliance activities. LHC must also maintain a Compliance Committee, chaired by the CCO and composed of other members of senior management, to assist the CCO in fulfilling the company’s responsibilities.

Internal Monitoring Requirements. The Board, or a committee of the Board, is to meet not less than quarterly to review and oversee LHC’s compliance program and its performance under the Corporate Integrity Agreement. The Board, or a committee of the Board, is also responsible for arranging for a formal review of LHC’s compliance program each year, with a report of such review to be submitted to OIG-HHS. Certain members of senior management will be required to certify annually as to the compliance of activities within their respective areas to regulatory and Company-mandated requirements. The Company is also required to maintain a disclosure program that enables individuals to disclose to the CCO any issues associated with LHC’s policies, conduct or procedures with respect to a federal health care program that the individual believes to be a potential violation of law.

Compliance Training. The Company is required to provide general compliance training to its officers, directors, employees working more than 160 hours per year for LHC and certain other individuals. In addition, certain LHC employees and other individuals who provide certain types of services to the Company will receive additional training related to their job function or the scope of their engagement.

Screening. LHC is required to continue screening new and current employees against certain lists to ensure they are not ineligible to participate in federal health care programs. If an individual is ineligible, the Company must either remove or decline to hire that individual or ensure that (a) the individual is not involved in LHC's business operations related to federal health care programs, including any position for which the individual's compensation or the items or services furnished, ordered, or prescribed by the individual are paid in whole or part, directly or indirectly, by federal health care programs or otherwise with federal funds and, in the case of certain past offenses, (b) that such individual's responsibilities do not adversely affect the quality of care provided to any beneficiary, or any claims submitted to any federal health care program.

Reporting. LHC is required to submit an implementation report following the effective date of the Corporate Integrity Agreement summarizing its implementation. On an ongoing basis, the Company is required to report to OIG-HHS certain changes in the Company, such as the identity of the CCO or the composition of the Compliance Committee or the Board, changes in the ongoing proceedings initiated by government entities against the Company, material changes in business units (such as change on location or purchase or sale of a unit). The Company must also report to OIG-HHS certain significant events, such as a substantial overpayment from a federal health care program, a violation of a law applicable to a federal health care program or a filing of bankruptcy by the Company. LHC must also submit an annual report each year for five years that updates the initial implementation report and provides certain other information related to the Company's performance under the Corporate Integrity Agreement.

Independent Review Organization. LHC is required to engage an Independent Review Organization (“IRO”) to review and prepare written reports regarding the Company's reporting practices related to federal health care programs, the Company's billing submissions to federal health care programs and, if applicable, whether the Company sought payment for certain "unallowable costs" (as defined in the Settlement Agreement).

The Corporate Integrity Agreement has a term of five years

(C)  Credit Agreement Amendments

On September 28, 2011, the Company entered into a Second Amendment To Second Amended and Restated Credit Agreement (the “Second Amendment”), by and among LHC Group, Inc., a Delaware corporation (the “Borrower”), the lenders set forth on the signature page to the Second Amendment (the “Lenders”), and Capital One, National Association, a national banking association, individually as a Lender and as Administrative Agent, and Capital One, National Association, as sole bookrunner and sole lead arranger.  The Second Amendment permits Borrower to borrow up to $1,500,000.00 pursuant to a real estate construction loan extended by American First Bank in Opelousas, Louisiana.  The loan proceeds are to be used by Borrower to construct a building for Borrower’s business in Opelousas, Louisiana.

On September 28, 2011, the Company entered into a Third Amendment To Second Amended and Restated Credit Agreement (the “Third Amendment”), by and among LHC Group, Inc., a Delaware corporation (the “Borrower”), the lenders set forth on the signature page to the Third Amendment (the “Lenders”), and Capital One, National Association, a national banking association, individually as a Lender and as Administrative Agent, and Capital One, National Association, as sole bookrunner and sole lead arranger.  The Third Amendment permits Borrower to fund the settlement described under 1.01(A) of this Form 8-K and revises the Minimum Fixed Charge Coverage and Leverage Ratio covenant requirements in order to remove the settlement amount described under 1.01(A) of this Form 8-K from the calculation of such covenants.

The foregoing descriptions of the Second Amendment and the Third Amendment are not complete and are qualified in their entirety by the full text thereof, which are filed as Exhibits 10.3 and 10.4 hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) The information set forth under Item 1.01(A) and 1.01(C) is incorporated herein by reference.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC Group, Inc. (Registrant)
September 30, 2011 (Date)	/s/ PETER J. ROMAN Peter J. Roman Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

10.1	Settlement Agreement dated September 29, 2011 among the United States of America, the Registrant and certain of its subsidiaries and Relator Judy Master

10.2	Corporate Integrity Agreement dated September 29, 2011, between the Office of the Inspector General of the Department of Health and Human Services and the Registrant

10.3
Second Amendment To Second Amended and Restated Credit Agreement dated as of September 28, 2011, by and among LHC Group, Inc., a Delaware corporation, the Lenders, and Capital One, National Association, a national banking association, individually as a Lender and as Administrative Agent, and Capital One, National Association, as sole bookrunner and sole lead arranger

10.4
Third Amendment To Second Amended and Restated Credit Agreement dated as of September 28, 2011, by and among LHC Group, Inc., a Delaware corporation, the Lenders, and Capital One, National Association, a national banking association, individually as a Lender and as Administrative Agent, and Capital One, National Association, as sole bookrunner and sole lead arranger.